Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2026, with respect to the financial statements of Tevogen Bio Holdings Inc. and subsidiary, now known as Tevogen Inc. and subsidiary, incorporated herein by reference.

/s/ KPMG
Philadelphia, Pennsylvania
August 24, 2026